UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                  SCHEDULE 14A


          CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                            AND EXCHANGE ACT OF 1934



Filed by the Registrant                     |_|

Filed by a Party other than the Registrant  |X|

 Check the appropriate Box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to sec. 240.14a-12


                          IMCLONE SYSTEMS INCORPORATED

                (Name of Registrant as Specified in Its Charter)


                                  CARL C. ICAHN
                               ALEXANDER J. DENNER
                                PETER S. LIEBERT
                                 BARBERRY CORP.
                         HIGH RIVER LIMITED PARTNERSHIP
                                       AND
                             HOPPER INVESTMENTS LLC

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)



Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which the  transaction  applies:
      (2) Aggregate number of securities to which the transaction applies:
      (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum  aggregate value of the  transaction:
      (5) Total fee paid:
|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:
      (2) Form,  Schedule or Registration  Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                                  CARL C. ICAHN
                               ALEXANDER J. DENNER
                                PETER S. LIEBERT
                                 BARBERRY CORP.
                         HIGH RIVER LIMITED PARTNERSHIP
                                       AND
                             HOPPER INVESTMENTS LLC

Dear Fellow Stockholders of ImClone Systems Incorporated:

Written consents are being solicited by Carl C. Icahn, Alexander J. Denner, Peter S. Liebert, Barberry Corp., High River Limited Partnership and Hopper Investments LLC, and not by ImClone Systems Incorporated ("ImClone" or the "Company").

We originally determined to solicit written consents to remove the four directors named below as well as Messrs. David M. Kies and William W. Crouse. On October 10, 2006, ImClone announced that Messrs. Kies and Crouse resigned from the Board of Directors (the "Resignations"). Therefore, we are now requesting that you act by written consent (1) to remove the four directors named below from the Company's twelve member board and (2) to fill one of the vacancies resulting from the removal or from the Resignations with the person also named below.

We are soliciting your written consent to approve the following:

o the removal without cause of Vincent T. DeVita, Jr., M.D., John A. Fazio, Joseph L. Fischer and William R. Miller from the Company's Board of Directors and any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of the Company prior to the effective date of these Proposals to fill any newly-created directorship or vacancy on the Board;

o the appointment of Peter S. Liebert, M.D, to serve as a member of the Board to fill one of the newly-created vacancies or one of the vacancies created by the Resignation (the "Nominee");

Our Nominee,  together with Carl C. Icahn, Andrew G. Bodnar M.D., J.D, Alexander
J. Denner Ph.D, Richard C. Mulligan, Ph.D., David Sidransky, M.D, Charles Woler, M.D., Ph.D., M.B.A. (Mr. Icahn and Drs. Bodnar, Denner, Mulligan, Sidransky, Woler, collectively, the "Remaining Directors"), will actively work to improve the Company's long-term viability and stock price. Neither Mr. Icahn nor Dr. Denner have any agreements or understandings with the other Remaining Directors or Dr. Liebert as to any particular course of action which the Board may undertake in the future.

In the event that the stockholders approve the removal of the four directors we are proposing to remove but fail to appoint Dr. Liebert as a member of the Board, the Remaining Directors will constitute less than the quorum required for Board action in accordance with the Company's by-laws. However, in accordance with Delaware law, without a requirement of any stockholder action, the Remaining Directors will be able to fill one or more of the then existing vacancies on the Board. We expect that if the Remaining Directors constitute less than the required quorum, they will seek to fill one or more of the vacancies so that the Board will be able to comply with the quorum requirement. Although no determination was made as any particular individuals to be so appointed, who could be Dr. Liebert among others, such decision if made by the Remaining Directors, will be made by them as fiduciaries for all of the stockholders.

Three of the Remaining Directors, which include Mr. Icahn, Dr. Denner and Dr. Sidransky, are currently serving on the Chief Executive Officer Search Committee of the Company together with two other directors we are seeking to remove from the Board. Mr. Icahn and Dr. Denner as members of such committee currently have a role in the Company's search for a new Chief Executive Officer. Mr. Icahn and Dr. Denner will continue in such search for a permanent Chief Executive Officer and we expect the reconstituted Board will also proceed rapidly to find such permanent Chief Executive Officer.

We decided to proceed with this consent solicitation, notwithstanding our prior statements in Item 4 on Schedule 13D on August 23, 2006 (in which it was stated that "Mr. Icahn has agreed to accept management's offer in order to avoid a possible proxy contest which he agrees with Issuer would be disruptive to Issuer and therefore very damaging to it") because:

o We had assumed from statements made by Mr. David M. Kies that he would give up his chairmanship position with the Board of ImClone following his reelection to the Board by the stockholders on September 20, 2006, but, instead, Mr. Kies actively sought reelection and was reelected chair by the majority of the Board on September 20, 2006.

o Mr. Icahn indicated to ImClone his strong belief that ImClone should not enter into a long-term agreement with Mr. Joseph L. Fischer, its current temporary Chief Executive Officer, but instead ImClone apparently determined to enter into an agreement with Mr. Fischer as disclosed in its Form 8-K filed with the Securities and Exchange Commission on August 24, 2006.

THE NOMINEE, IF APPOINTED, AND THE REMAINING DIRECTORS ARE REQUIRED TO ACT IN THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS.

WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF IMCLONE CAN BEST BE EXPRESSED THROUGH YOUR CONSENT TO THE TWO PROPOSALS OUTLINED ABOVE.

The enclosed consent solicitation statement contains important information concerning our solicitation and our Nominee--please read it carefully.

WE URGE YOU TO PROTECT YOUR INVESTMENT IN IMCLONE NOW BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT CARD TODAY.

The results of our consent solicitation will be communicated to you by the issuance of a press release. Additionally, in accordance with applicable law, prompt notice of the action taken by consent will be provided to stockholders who have not executed consents.

Please consent with respect to all shares for which you are entitled to give consent, as set forth on your WHITE consent card, in favor of each Proposal as described in the accompanying consent statement.

                                                Thank you for your support,

                                                Carl C. Icahn
                                                Alexander J. Denner
                                                Peter S. Liebert
                                                Barberry Corp.
                                                High River Limited Partnership
                                                Hopper Investments LLC
New York, New York
October 17, 2006

                                    IMPORTANT



                           PLEASE READ THIS CAREFULLY



1. If you hold your shares in your own name, please sign, date and mail the enclosed WHITE consent card to D.F. King & Co., Inc in the postage-paid envelope provided.


2. If your shares are held in the name of a brokerage firm, bank nominees or other institution, only it can execute a consent representing your shares and only on receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE consent card to be signed representing your shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to us in care of D.F. King & Co., Inc so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

If you have any questions or require any assistance in executing your consent, please call:


                             D. F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                               New York, NY 10005
                   Stockholders call toll-free: (800) 714-3313

                 Banks and Brokers call collect: (212) 269-5550

                                OCTOBER 17, 2006

                         CONSENT SOLICITATION STATEMENT
                                       OF
                                  CARL C. ICAHN
                                ALEXANDER DENNER
                                PETER S. LIEBERT
                                 BARBERRY CORP.
                         HIGH RIVER LIMITED PARTNERSHIP
                                       AND
                             HOPPER INVESTMENTS LLC

Carl C. Icahn, Alexander J. Denner, Peter S. Liebert, Barberry Corp., High River Limited Partnership and Hopper Investments LLC are furnishing this Consent Solicitation Statement in connection with their solicitation of written consents from the holders of common stock, par value $.001 per share (the "Shares"), of ImClone Systems Incorporated, a Delaware corporation ("ImClone" or the "Company"), to take the following actions without a stockholders' meeting in accordance with Delaware law:

(1) remove without cause Vincent T. DeVita, Jr., M.D., John A. Fazio, Joseph L. Fischer and William R. Miller from the Board of Directors of the Company (the "Board") together with any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of the Company prior to the effective date of these Proposals to fill any newly created directorship or vacancy on the Board ("Proposal 1");

(2) elect Peter S. Liebert, M.D (the "Nominee") to fill one of the vacancies resulting from Proposal 1 or one of the vacancies created by the Resignation to serve as a member of the Board of the Company ("Proposal 2");

Each Proposal will be effective without further action when we deliver to ImClone properly executed and dated and unrevoked written consents from the holders of a majority of the issued and outstanding Shares on the record date for this solicitation, please see "Consent Procedure" on page 17. According to the Company's press release dated October 3, 2006, the Board of Directors has fixed October 3, 2006 (the "Record Date"), as the record date for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to this solicitation.

The purpose of the consent solicitation is to remove four directors and to elect one new director to the Board. Mr. Icahn and Dr. Denner believe that if the Proposals become effective and the Board is reconstituted as a result, the new Board will be better suited to implement new strategies to maximize stockholder value. There are no assurances that any of the Remaining Directors would remain on the Board if the Proposals are approved.

THIS CONSENT SOLICITATION IS BEING MADE BY CARL C. ICAHN, ALEXANDER J. DENNER, PETER S. LIEBERT, BARBERRY CORP. HIGH RIVER LIMITED PARTNERSHIP AND HOPPER INVESTMENTS LLC AND NOT BY OR ON BEHALF OF THE COMPANY. WE ARE ASKING THE STOCKHOLDERS OF THE COMPANY TO ACT BY WRITTEN CONSENT WITH RESPECT TO THESE PROPOSALS ON THE ACCOMPANYING WHITE CONSENT CARD.

A consent solicitation such as this allows a company's stockholders to act by submitting written consents to proposed stockholder actions in lieu of voting in person or by proxy at an annual or special meeting of stockholders. To be adopted by written consent, each Proposal needs to be approved by the holders of a majority of the outstanding Shares on the Record Date for the solicitation. For a description of the Record Date see "Consent Procedure" on page 17.

For the Proposals to be effective, the Company must receive properly completed and duly delivered unrevoked written consents to the Proposals from the holders of a majority of the Shares then outstanding within 60 calendar days of the date of the earliest dated consent delivered to the Company. See "Consent Procedure."

This Consent Solicitation Statement and the related WHITE consent card are first being sent or given on or about October 17, 2006, to holders of Shares.

We urge you to vote in favor of the Proposals by signing, dating and returning the enclosed WHITE consent card. The failure to sign and return a consent will have the same effect as voting against the Proposals.

                                TABLE OF CONTENTS



QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION                          8
-----------------------------------------------------
INFORMATION ON CARL C. ICAHN, ALEXANDER J. DENNER, BARBERRY HIGH RIVER        10
  AND THE NOMINEE
----------------------------------------------------------------------
ADDITIONAL INFORMATION                                                        14
----------------------
PROPOSAL NO. 1 REMOVAL OF VINCENT T. DEVITA, JR., M.D., JOHN A. FAZIO,        15
  JOSEPH L. FISCHER AND WILLIAM R. MILLER
----------------------------------------------------------------------
PROPOSAL NO. 2 ELECTION OF NOMINEE                                            15
----------------------------------
VOTING SECURITIES                                                             16
-----------------
APPRAISAL RIGHTS                                                              16
----------------
SOLICITATION OF CONSENTS                                                      16
------------------------
CONSENT PROCEDURE                                                             17
-----------------
REVOCATION PROCEDURE                                                          18
--------------------
SPECIAL INSTRUCTIONS                                                          18
--------------------

              QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this document, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this document. We urge you to read this entire document carefully prior to making any decision on whether to grant any consent hereunder.


Q:   Who is making the solicitation?

A: In addition to the Nominee (who is Peter S. Liebert, M.D), the participants in this consent solicitation (the "Participants") are Carl C. Icahn, Alexander J. Denner, Barberry Corp., a Delaware corporation ("Barberry"), High River Limited Partnership, a Delaware limited partnership ("High River") and Hopper Investments LLC, a Delaware limited liability company ("Hopper") (Mr. Icahn, Dr. Denner, Barberry and High River, collectively, the "Icahn Parties"). Barberry, High River and Hopper are entities controlled by Mr. Icahn. Each of Barberry and High River are principally engaged in the business of holding and investing in securities. Hopper is the general partner of High River. Hopper is primarily engaged in the business of acting as the general partner of High River and holding and investing in securities. Barberry is the sole member of Hopper. Barberry is wholly-owned by Mr. Icahn.

     Mr. Icahn and Dr. Denner are currently serving on the Board of Directors of ImClone. Dr. Denner is employed by entities controlled by Mr. Icahn. None of Mr. Icahn, Dr. Denner or Dr. Liebert will receive any payment or other compensation in connection with this solicitation.


Q:   What are you asking that the stockholders consent to?

A: We are asking you to act by written consent to approve the two Proposals. Proposal 1 seeks to remove four members of the Board named in the proposal and Proposal 2 seeks to elect one individual to fill one of the vacancies resulting from Proposal 1 or one of the vacancies created by the resignations of Mr. Kies and Mr. Crouse.


Q:   Why are you soliciting stockholders' consent?

A: We are soliciting your written consent because we believe the current Board as constituted and the current management team are not pursuing the most effective plan to protect and enhance your investment in ImClone. We believe much more can be done to maximize stockholder value and that it is time for immediate change at both the Board and management level. We believe the approval of our Proposals will provide the Company with a Board that is better suited to take decisive steps to maximize stockholder value.


Q:   Who is the Icahn Parties' Nominee?

A: Peter S. Liebert, M.D. The principal occupation and business experience of Dr. Liebert is set forth under the section entitled "Proposal No. 2 Election of Nominee," which we urge you to read.

Q:   Who can act by written consent on the Proposals?

A: Stockholders on the record date for the solicitation are entitled to act by written consent on the Proposals. According to the Company's press release dated October 3, 2006, the Board of Directors has fixed October 3, 2006 as the record date for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to this solicitation, please see "Consent Procedure" on page 17.


Q:   When is the deadline for submitting consents?

A: We urge you to sign, date and return your consent card as soon as possible so that the four directors we are seeking to remove are removed and our Nominee can be seated on the Board. In order for our Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company. Because the Proposals will become effective upon our delivery to ImClone of valid and unrevoked consent cards totaling more than 50% of the outstanding Shares as of the record date, and because this may occur before the expiration of the 60-day period, WE URGE YOU TO ACT PROMPTLY to assure that your vote will count.


Q:   How many consents must be granted in favor of the Proposals to adopt them?

A: These Proposals will be adopted and become effective when properly completed, unrevoked consents are signed and dated by the holders of a majority of the Shares outstanding on the record date for the solicitation as set forth in "Consent Procedure" on page 19, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company. The actual number of Shares necessary to approve the Proposals will depend on the number of Shares outstanding on the record date, as set forth in "Consent Procedure" on page 17.


Q:   What should I do to consent?

A: Sign, date and return the enclosed WHITE consent card today to D.F. King & Co., Inc. in the enclosed postage-paid envelope. For your consent to be valid, your consent card must be signed and dated.


Q:   What should I do if I decide to revoke my consent?

A: An executed consent card may be revoked at any time before the action authorized by the executed consent becomes effective by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. A later dated consent card that is properly completed and delivered will revoke any earlier dated consent. The revocation may be delivered either to the Company or to the Icahn Parties, c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005. We will promptly deliver any revocations we receive to the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to D.F. King & Co., Inc. at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when valid consents of a majority of the outstanding Shares to the Proposals have been received for this consent solicitation.

Q:   Whom should I call if I have questions about the solicitation?

A: Please call D.F. King & Co., Inc. at (800) 714-3313 (toll-free). Banks and brokers may call collect at (212) 269-5550.



      INFORMATION ON CARL C. ICAHN, ALEXANDER J. DENNER, PETER S. LIEBERT,
                 BARBERRY CORP., HIGH RIVER LIMITED PARTNERSHIP
                           AND HOPPER INVESTMENTS LLC


     In addition to the Nominee (who is Peter S. Liebert, M.D), the participants in this consent solicitation (the "Participants") are Carl C. Icahn, Alexander
J. Denner, Barberry, High River and Hopper.

     Carl C. Icahn, age 70, has served as a Director of the Company since September 20, 2006. Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since, February 2005, Mr. Icahn has served as a director of CCI Onshore Corp. and CCI Offshore Corp., which are in the business of managing private investment funds, and from September 2004 to February 2005, Mr. Icahn served as the sole member of their predecessors, CCI Onshore LLC and CCI Offshore LLC, respectively. Mr. Icahn was also chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since 1994, Mr. Icahn has been the principal beneficial stockholder of American Railcar Industries, Inc., currently a publicly traded company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, and has served as chairman of the board and as a director of American Railcar Industries, Inc. since 1994. Since November 1990, Mr. Icahn has been chairman of the board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the home textile business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. Since September 29, 2000, Mr. Icahn has served as the chairman of the board of GB Holdings, Inc., which owns 41.7% of Atlantic Coast Holdings, Inc., which through its wholly owned subsidiary owns and operates The Sands casino in Atlantic City. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc. since February 2006 and was chairman of the board and a director of XO Communications, Inc. (XO Holdings' predecessor) from January 2003 to February 2006. XO Holdings is a publicly traded telecommunications services provider controlled by Mr. Icahn. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. Mr. Icahn received his B.A. from Princeton University. The business address of Mr. Icahn is 767 Fifth Avenue, Suite 4700, New York, New York 10153.

     Barberry, High River and Hopper are entities controlled by Carl C. Icahn. Through his ownership of Barberry, High River and Hopper, Mr. Icahn indirectly controls these entities.

     The address of each of Barberry, High River and Hopper is White Plains Plaza, 445 Hamilton Avenue, Suite 1210, White Plains, NY 10601.

     As of the time of this filing Mr. Icahn and his affiliates are deemed to beneficially own, in the aggregate, 11,670,188 Shares, (including 644 options and in addition 25,000 options all of which Mr. Icahn received on September 20, 2006, as payment for outside director fees, as further described on Form 4, filed on September 22, 2006, with the Securities and Exchange Commission by Mr. Icahn and incorporated by reference hereto) representing approximately 13.80% of the Company's outstanding Shares (based upon the 544,193 Shares stated to be outstanding as of September 29, 2006 by the Company in the Company's Schedule 14A filed with the Securities and Exchange Commission on October 13, 2006).

     Each of Barberry and Hopper by virtue of their relationships to High River are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the 6,205,134 Shares which High River owns. Each of Barberry and Hopper disclaims beneficial ownership of such Shares for all other purposes. Mr. Icahn by virtue of his relationship to Barberry, Hopper and High River is deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the 900,800 Shares which Barberry owns and the 6,205,134 Shares which High River owns. Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

     Barberry is the sole member of Hopper. Hopper is the general partner of High River. Beckton Corp., a Delaware corporation ("Beckton") is the sole shareholder of American Property Investors Inc., a Delaware corporation ("API"). API is the general partner of both American Real Estate Holdings Limited Partnership, a Delaware limited partnership ("AREH") and American Real Estate Partners, L.P., a Delaware limited partnership ("AREP"), and AREP is a limited partner of AREH owning a 99 percent limited partnership interest therein. Barberry and Beckton are wholly-owned by Mr. Icahn. Mr. Icahn is (i) the sole director of each of Barberry and Beckton (ii) Chairman of the Board and President of Barberry and (iii) Chairman of the Board and President of Beckton. As a result of Mr. Icahn's direct or indirect ownership of and position(s), as applicable, with the Icahn Parties, Mr. Icahn is in a position to directly and indirectly determine the investment and voting decisions made by the API, AREH, AREP, Barberry, Beckton, High River and Hopper.

     Each of Mr. Icahn, Beckton, API, and AREP, by virtue of their relationship to AREH are deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the 4,563,610 Shares that AREH owns. Each of Mr. Icahn, Beckton, API, and AREP disclaim beneficial ownership of such Shares for all other purposes.

     Ms. Golden, the spouse of Mr. Icahn, is the beneficial owner of 15,000 Shares. Mr. Icahn, may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Act) the 15,000 Shares which Ms. Golden owns. Mr. Icahn disclaims beneficial ownership of such Shares for all purposes.

     We expect that AREH, Barberry and High River will give its consent to Proposals 1 and 2.

     The purchase of the 11,669,544 Shares was made with the respective general working capital of the purchasers and through margin borrowing. The Shares are maintained in margin accounts that includes positions in securities in addition to the Shares. The aggregate indebtedness of the margin accounts as of October 13, 2006 was approximately $662,274,566.64.

     All transactions in the securities of ImClone effected within the past 2 years by each Participant are contained in Appendix I attached hereto except as otherwise disclosed in this consent solicitation statement.

     Alexander J. Denner, Ph.D., 37, has served as a director of the Company since May 2006. Dr. Denner serves as a Managing Director of entities affiliated with Carl Icahn, including Icahn Partners LP and Icahn Partners Master Fund LP. Icahn Partners LP and Icahn Partners Master Fund LP are private investment funds. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Previously he served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner currently serves as a director of HyperMed, Inc., a privately held company specializing in imaging platforms for medical and surgical applications. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University. The business address of Dr. Denner is 767 Fifth Avenue, Suite 4700, New York, 10153.

     Alexander J. Denner, as payment for outside director fees received 3,315 Shares issuable upon the exercise of options exercisable as of October 14, 2006 During Dr. Denner's previous employment as a Portfolio Manager at Viking Global Performance LLC ("Viking"), shares of ImClone were purchased and owned by Viking. Those shares are not included herein as Dr. Denner's purchases during the previous two years.



                                     NOMINEE
PETER S.  LIEBERT,  M.D

     Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief, Pediatric Surgery of The Stamford Hospital, Stamford, CT. Since 1981 Dr. Liebert has been Clinical Associate Professor of Surgery at the College of Physicians & Surgeons of Columbia University. Dr. Liebert is a former president of the Westchester Medical Society and a former member of the Awards Jury of the Lasker Foundation. Dr. Liebert is Chairman of the Board of Rx Vitamins, Inc. and is a director of Cadus Corporation, a publicly held, drug discovery company controlled by Carl C. Icahn. Dr. Liebert holds an M.D. from Harvard Medical School and an A.B. from Princeton University.

     Except as disclosed in this consent solicitation statement (including the Annexes hereto), none of the Participants, Nominee, nor any of their respective affiliates or associates, directly or indirectly:


o has had any relationship with the Company in any capacity other than as a stockholder;

o has any agreement, arrangement or understanding with respect to any future employment by the Company or its affiliates;

o has any agreement, arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party, or have any material interest, direct or indirect, in any transaction that has occurred since January 1, 2005 or any currently proposed transaction, or series of similar transactions, which the Company or any of its affiliates was or is to be a party and in which the amount involved exceeds $60,000;

o is, and was not within the past year, party to any contract, arrangement or understandings with any person with respect to any securities of the Company, including but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loans or guarantees of profit, division of losses or profits or the giving or withholding of proxies; or

o is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material legal proceeding.


Agreements with Nominee

     High River has entered into a letter agreement (the "Nominee Agreement") with the Nominee: Dr. Peter S. Liebert. The Nominee Agreement is provides, among other things, as follows:

o The Nominee acknowledges that he has agreed to stand for appointment as a director of the Company in connection with a consent solicitation to remove four directors of the Company and to appoint the Nominee.

o    High River has agreed to pay the costs of the consent solicitation.

o High River has agreed to indemnify each Nominee from and against any losses incurred by the Nominee arising from any action relating to such Nominee's role as a nominee, absent gross negligence or willful misconduct.

                             ADDITIONAL INFORMATION


     Certain information regarding the securities of ImClone held by ImClone's Directors, management and 5% Stockholders is contained in ImClone's Proxy Statement, filed on Schedule 14A with the Securities and Exchange Commission on August 31, 2006, and such information is incorporated herein by reference.

     The Board, if it is reconstituted as proposed in this Consent Statement, may not immediately thereafter have a person who is independent and at the same time has the financial sophistication that qualifies such person to be on the audit committee of a NASDAQ-listed company under the last sentence of NASDAQ Rule 4350(d)(2)(A). In such event, we expect that the reconstituted Board will immediately start the search for such an individual, who, when found, will be appointed to the Board.

     The reconstituted Board may in the future reduce the Board to eliminate the vacancies resulting from the Proposals or appoint one or more individuals to fill some or all of such vacancies. In that regard, we have not determined what course of action we would propose to the Board. In any event, any such action would have to be taken by the Board consistent with its fiduciary duties to the stockholders of the Company

ADOPTION OF THE PROPOSALS IS REQUIRED TO REMOVE FOUR DIRECTORS FROM THE COMPANY'S CURRENT BOARD OF DIRECTORS, TO ADD ONE NOMINEE TO THE COMPANY'S BOARD OF DIRECTORS. ACCORDINGLY, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD. FAILURE TO SIGN AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING OR ABSTAINING ON THE CONSENT PROPOSALS.

                                 PROPOSAL NO. 1

             REMOVAL OF VINCENT T. DEVITA, JR., M.D., JOHN A. FAZIO,
                     JOSEPH L. FISCHER AND WILLIAM R. MILLER

     This Proposal seeks the removal without cause of Vincent T. DeVita, Jr., M.D., John A. Fazio, Joseph L. Fischer and William R. Miller from the current Board. This Proposal also seeks the removal of any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of the Company prior to the effective date of the Proposals to fill any newly-created directorship or vacancy on the Board. This is intended to address the possibility that the current directors might try to add directors to the Board who are aligned with them.


      WE URGE YOU TO APPROVE THE REMOVAL OF SIX OF THE COMPANY'S DIRECTORS.


                                 PROPOSAL NO. 2

                               ELECTION OF NOMINEE

     Proposal 2 seeks to appoint Peter S. Liebert, M.D. to fill one of the vacancies resulting from Proposal 1 or one of the vacancies created by the Resignation. Dr. Liebert, has consented to being named as a Nominee and to serve as a director, if appointed. If appointed, such Nominee will serve until the next annual meeting of the Company's stockholders, and until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Dr. Liebert has also consented to being named in this consent solicitation statement.

     NOMINEE

     PETER S. LIEBERT, M.D

     Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief, Pediatric Surgery of The Stamford Hospital, Stamford, CT. From 1981 to 2006, Dr. Liebert was a Clinical Associate Professor of Surgery at the College of Physicians & Surgeons of Columbia University. Dr. Liebert is a former president of the Westchester Medical Society and a former member of the Awards Jury of the Lasker Foundation. Dr. Liebert is Chairman of the Board of Rx Vitamins, Inc. and is a director of Cadus Corporation, a publicly held, drug discovery company controlled by Carl C. Icahn. Dr. Liebert holds an M.D. from Harvard Medical School and an A.B. from Princeton University.

Please refer to "Nominee" section on page 12.

    The above information has been furnished to us by the respective Nominee.

            WE URGE YOU TO CONSENT TO THE APPOINTMENT OF THE NOMINEE.

                                VOTING SECURITIES

     The Shares constitute the voting securities of the Company for purposes of this consent solicitation.. According to the Company's latest Schedule 14A filed with the SEC on August 31, 2006, the Company had 84,283,155 Shares of common stock outstanding as of August 15, 2006. Cumulative voting is not permitted.



                                APPRAISAL RIGHTS

     The Company's stockholders are not entitled to appraisal rights in connection with these Proposals under Delaware law.


                            SOLICITATION OF CONSENTS

     The members and agents of the Icahn Parties and the Nominee may solicit consents. Consents will be solicited by mail, advertisement, telephone, facsimile, other electronic means and in person. None of those persons will receive additional compensation for their solicitation efforts.

     In addition, we have retained D.F. King & Co., Inc. ("D.F. King") to assist in this consent solicitation, for which services D.F. King will be paid a fee not to exceed $150,000. D.F. King will also be reimbursed for its reasonable out-of-pocket expenses. We have also agreed to indemnify D.F. King against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws. It is anticipated that between 75 to 100 persons will be employed by D.F. King to solicit stockholders.

     Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of Shares. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

     Our estimate of the total cost to be incurred in connection with this consent solicitation described below is $500,000. To date, $100,000 has been incurred in connection with this consent solicitation. We will bear the costs of this consent solicitation. Costs related to the solicitation of consents may include expenditures for attorneys, investment bankers, accountants, printing, advertising, postage and related expenses and fees.

                                CONSENT PROCEDURE

     Article I, Section 1.9 of the Amended and Restated By-Laws of the Company (the "Bylaws") state that the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     Section 228 of the DGCL states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Consents must also bear the date of the signature of the stockholder who signs the written consent. The Company's certificate of incorporation, as amended, does not prohibit, and therefore permits, the Company's stockholders to act by written consent. In addition, the Company's Bylaws permit the Company's stockholders to act by written consent.

     Section 213(b) of the DGCL provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation's board of directors is required and the board has not fixed a record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. This rule has not been modified by the Company's bylaws.

     According to the Company's press release dated October 3, 2006, the Board of Directors has fixed October 3, 2006 (the "Record Date") as the record date for the determination of the Company's stockholders who are entitled to execute, withhold or revoke consents relating to this solicitation.

     According to the Company's latest Schedule 14A filed with the SEC on August 31, 2006, the Company had 84,283,155 Shares outstanding as of August 31, 2006. Cumulative voting is not permitted. The actual number of consents necessary to effect the Proposals will depend on the number of outstanding Shares on the Record Date.

     Each Proposal will become effective only if properly executed and dated unrevoked consents to that Proposal are returned by holders of a majority of the outstanding Shares return signed written consents within 60 days of the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. Thus, this 60 day period will begin on the first date that any stockholder of the Company delivers the first validly executed consent or consents to the Company. High River, the record owner of 500 Shares, intends to deliver its validly executed consent, with respect to such Shares to the Company on October 19, 2006. In the event that High River's consent when so delivered is the earliest validly executed and received consent by the Company, the 60 day period will begin on October 19, 2006.

     The failure to sign and return a consent will have the same effect as voting against the Proposals.

     If your Shares are registered in your own name, please sign, date and mail the enclosed WHITE consent card to the Icahn Parties, c/o D.F. King & Co., Inc. in the post-paid envelope provided. If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE consent card with respect to your Shares and only on receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a WHITE consent card to be signed representing your Shares. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Icahn Parties c/o D.F. King & Co., Inc. so we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

     If you have any questions or require any assistance in executing your consent, please call: D.F. King & Co., Inc. at (800) 714-3313. Banks and brokers may call collect at (212) 269-5550.

     If the Proposals become effective as a result of this consent solicitation, prompt notice will be given under Section 228(e) of the DGCL to stockholders who have not executed consents.

     We will bear the costs of this consent solicitation. The consents are being solicited in accordance with the applicable provisions of the DGCL. To be effective, the requisite consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company.

                              REVOCATION PROCEDURE

     An executed consent card may be revoked at any time by properly marking, dating, signing and delivering a written revocation before the time that the action authorized by the previously executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a later dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Company or to the Icahn Parties, c/o D.F. King & Co., Inc. at 48 Wall Street, New York, NY 10005. We will promptly transmit all revocations to the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to D.F. King & Co., Inc. at the address set forth above, so that we will be aware of all revocations and can more accurately determine if and when valid consents of a majority of the outstanding Shares to the Proposals have been received for this consent solicitation.


                              SPECIAL INSTRUCTIONS

     If you were a holder of record of the Shares on the first date on which a signed written consent setting forth the action proposed to be taken is delivered to the Company, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "CONSENT," "WITHHOLD CONSENT" or "ABSTAIN" box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope. In addition, you may withhold consent to the removal of any individual director or the election of any individual Nominee by writing that person's name on the consent card.

     IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT DOES NOT CHECK A BOX MARKED "CONSENT," "WITHHOLD CONSENT" OR "ABSTAIN" FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO EITHER 1) THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD OR 2) THE ELECTION OF THE NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE ELECTION PROPOSAL PROVIDES ON THE CARD.

     YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

     If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those Shares and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your Shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Icahn Parties c/o D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

     If you have any questions or require any assistance in executing your consent, please call:



                             D. F. King & Co., Inc.
                           48 Wall Street, 22nd Floor
                               New York, NY 10005
                   Stockholders call toll-free: (800) 714-3313

                 Banks and Brokers call collect: (212) 269-5550



Dated: October 17, 2006

                                     ANNEX I


In the last two years the Icahn Parties have purchased or sold the following securities of the Company.


                                      AREH

Buy/Sell                          Date                              Amount
--------                          ----                              ------
Buy                             1/31/2005                          102,268
Buy                              2/1/2005                            6,531
Buy                              2/2/2005                          201,201
Buy                              2/3/2005                          135,671
Buy                              4/4/2005                           32,500
Buy                              4/5/2005                           69,700
Buy                              4/7/2005                            3,074
Buy                             4/13/2005                          500,000
Buy                             4/14/2005                          365,000
Buy                             4/15/2005                           66,750
Buy                             8/10/2005                           62,164
Buy                             8/11/2005                           33,701
Buy                             8/12/2005                           27,333
Buy                             8/16/2005                           41,784
Buy                             8/17/2005                           52,080
Buy                             8/18/2005                           29,760
Buy                             9/19/2005                          100,000
Buy                             9/20/2005                          160,000
Buy                             9/21/2005                          132,500
Buy                             9/22/2005                           40,500
Buy                             9/23/2005                           10,464
Buy                             9/26/2005                           56,536
Buy                             9/27/2005                           16,886
Buy                             9/28/2005                            3,200
Buy                             11/3/2005                          500,000
Buy                             11/4/2005                           50,000
Buy                            11/10/2005                            6,000
Buy                            11/11/2005                          120,000
Buy                             4/13/2006                           70,000
Buy                             4/17/2006                           30,000
Buy                              5/4/2006                          150,000
Buy                              5/5/2006                           47,527
Buy                              6/7/2006                          107,428
Buy                              6/8/2006                           75,065
Buy                             8/11/2006                           48,540
Buy                             8/11/2006                          393,534
Buy                             8/14/2006                           97,768
Buy                             8/15/2006                          104,028
Buy                             8/16/2006                           40,758
Buy                             8/17/2006                           30,152
Buy                             8/18/2006                           46,610
Buy                             8/21/2006                            8,995
Buy                             8/22/2006                           29,738
Buy                             8/22/2006                           39,107

Buy                             8/24/2006                           35,682
Buy                             8/25/2006                           26,164
Buy                             8/28/2006                            6,157
Buy                             9/13/2006                          234,642
Buy                             9/14/2006                           16,112


                                   High River

Buy/Sell                          Date                              Amount
--------                          ----                              ------
Buy                            10/28/2004                          500,000
Buy                            10/29/2004                          400,000
Buy                             1/14/2005                          123,262
Buy                             1/24/2005                          149,500
Buy                             1/26/2005                          149,909
Buy                             1/28/2005                          300,000
Buy                             8/10/2005                          190,742
Buy                             8/11/2005                          102,192
Buy                             8/12/2005                           83,868
Buy                             8/16/2005                          128,216
Buy                             8/17/2005                          157,920
Buy                             8/18/2005                           90,240
Buy                             8/11/2006                           75,581
Buy                             8/11/2006                          612,766
Buy                             8/14/2006                          152,232
Buy                             8/15/2006                          161,981
Buy                             8/16/2006                           63,464
Buy                             8/17/2006                           46,948
Buy                             8/18/2006                           72,577
Buy                             8/21/2006                           14,005
Buy                             8/22/2006                           46,304
Buy                             8/22/2006                           60,893
Buy                             8/24/2006                           55,560
Buy                             8/25/2006                           40,740
Buy                             8/28/2006                            9,588
Buy                             9/13/2006                          365,358
Buy                             9/14/2006                           25,088

                             [FORM OF CONSENT CARD]

             CONSENT OF STOCKHOLDERS OF IMCLONE SYSTEMS INCORPORATED
                           TO ACTION WITHOUT A MEETING

        THIS CONSENT IS SOLICITED BY CARL C. ICAHN, ALEXANDER J. DENNER,
      PETER S. LIEBERT, BARBERRY CORP., HIGH RIVER LIMITED PARTNERSHIP AND
                HOPPER INVESTMENTS LLC AND NOT BY OR ON BEHALF OF
             IMCLONE SYSTEMS INCORPORATED OR ITS BOARD OF DIRECTORS

     Unless otherwise indicated below, the undersigned, a stockholder of record of ImClone Systems Incorporated (the "Company") on October 3, 2006, hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock, par value $.001 per share (the "Shares"), held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED FOR PROPOSAL 1 AND THIS CARD IS PROPERLY SIGNED, DATED AND DELIVERED, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR OR TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. CARL C. ICAHN, ALEXANDER J. DENNER, PETER S. LIEBERT, BARBERRY CORP., HIGH RIVER LIMITED PARTNERSHIP AND HOPPER INVESTMENTS LLC RECOMMEND THAT YOU CONSENT TO PROPOSALS 1 AND 2.
-------

     1. The removal without cause of Vincent T. DeVita, Jr., M.D., John A. Fazio, Joseph L. Fischer and William R. Miller as directors of the Company and any other person or persons (other than the persons elected pursuant to this proposed action by written consent) elected or appointed to the Board of the Company prior to the effective date of these Proposals.

            |-|                      |-|                                   |-|
          Consent              Withhold Consent                          Abstain


INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE ABOVE-NAMED DIRECTORS, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO APPROVE THE REMOVAL OF CERTAIN OF THE ABOVE-NAMED PERSONS, BUT NOT ALL OF THEM, CHECK THE "CONSENT" BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE FOLLOWING SPACE:


WITHOLDING OR ABSTAINING ON THIS PROPOSAL WILL HAVE THE SAME EFFECT AS NOT CONSENTING



     2. The appointment of Peter S. Liebert, M.D. as a director of the Company to fill one of the vacancies resulting from Proposal 1 or one of the vacancies created by the Resignation:

            |-|                      |-|                                   |-|
          Consent              Withhold Consent                          Abstain

INSTRUCTION: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF THE ABOVE-NAMED PERSON, CHECK THE APPROPRIATE BOX ABOVE.

WITHOLDING OR ABSTAINING ON THIS PROPOSAL WILL HAVE THE SAME EFFECT AS NOT CONSENTING



(IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE. )


FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.



                          Date:  -----------------------------------------, 2006



                          ------------------------------------------------------
                          Signature



                          ------------------------------------------------------
                          Signature (if held jointly)


                          Title(s):  -------------------------------------------



Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares are held by joint tenants, both should sign and date. In case of joint owners, EACH joint owner should sign and date. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

THIS CONSENT IS SOLICITED BY CARL C. ICAHN, ALEXANDER J. DENNER, PETER S. LIEBERT, BARBERRY CORP., HIGH RIVER LIMITED PARTNERSHIP AND HOPPER INVESTMENTS LLC AND NOT BY OR ON BEHALF OF IMCLONE SYSTEMS INCORPORATED OR ITS BOARD OF DIRECTORS

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.